UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 19, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

                             Section 8-Other Events

Item 8.01.- Other Events

McKenzie Bay International, Ltd. announced that its wholly owned subsidiary, WindStor Power Co., has entered into its first Power Purchase Agreement with the Ishpeming Housing Commission for the sale/purchase of onsite generated electricity intended to be provided by its WindStor(sm) Wind Turbine. Two turbines are planned for the Ishpeming, Michigan HUD sponsored senior citizen apartment building "Pioneer Bluff".

WindStor Power Co. "WPC" is the owner and operator of WindStor(sm), a wind energy system designed to integrate distributed generation wind power installed on or near urban buildings with grid power and off-grid facilities with other power sources. WindStor(sm) features a patent pending "second generation" vertical-axis WindStor(sm) Wind Turbine and a proprietary system integrator.

If all of the conditions to the Agreement are satisfied, Ishpeming will purchase electricity generated by two WindStor(sm) Wind Turbines installed at Pioneer Bluff from WPC at a fixed rate for the first fifteen years of the twenty year Agreement. Rates would then increase slightly but always be less than utility rates providing Ishpeming an immediate power cost reduction and a hedge against future grid related rate increases. WPC will build, operate and maintain WindStor(sm) at no capital cost to Ishpeming.

WPC has agreed to undertake and fund studies and inquiries in order to develop a proposal for the specific configuration and to prepare for submission to of a detailed proposal for pricing of electric power which may be accepted or rejected by Ishpeming in its sole discretion.

Among the other conditions to the Agreement are the receipt of governmental and electric utility authorizations and permits needed or desirable for WPC to construct, install and operate the facility and to sell electric power; the execution of a lease and amendment to the Power Purchase Agreement by both parties and the procurement by WPC of property damage and liability insurance coverage as the Ishpeming may reasonably require.

WPC believes that it will require approximately $20,000 to complete the studies and inquiries and make application for the authorizations and permits. If the results of the studies and inquiries are satisfactory, the permits and authorizations are obtained and Ishpeming agrees to the price structure then proposed by WPC, WPC will require substantial additional funding to procure the insurance, if available, and build and install the two WindStor(sm) Wind Turbines. Although the additional funds are not presently available to WPC, both McKenzie Bay and WPC are pursuing potential sources of the funds.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: August 23, 2005

By: /s/Donald C. Harms
---------------------------
      Donald C. Harms
      Secretary